UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ x ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

PROGINET CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
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PROGINET CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 17, 2009

To the Stockholders of Proginet Corporation:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Proginet Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, November 17, 2009 at 4:30 p.m. local time, at the conference facility of Proginet Corporation, 200 Garden City Plaza, Suite 220, Garden City, New York 11530 for the following purposes:

1.	To elect six directors of the Company to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying proxy statement.

The Board of Directors has fixed the close of business on September 28, 2009 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.  A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the Company at 200 Garden City Plaza, Garden City, NY  11530.

Whether or not you expect to be present at the meeting, please promptly mark, sign and date the enclosed proxy and return it in the enclosed pre-addressed envelope to American Stock Transfer & Trust Company, the transfer agent of the Company, located at 59 Maiden Lane, New York, New York 10038.

BY ORDER OF THE BOARD OF DIRECTORS,

Sandison E. Weil
President and Chief Executive Officer

October 7, 2009
Garden City, New York

THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON.  THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE.  STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

IMPORTANT
The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Meeting.  No postage is required if the Proxy is returned in the envelope enclosed for your convenience.

INTERNET AVAILABILITY OF PROXY MATERIALS

        Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing our proxy statement and annual report on the Internet in addition to mailing paper copies of the materials to each shareholder of record.  Instructions on how to access and review the proxy materials on the Internet can also be found on the proxy card sent to stockholders of record.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on November 17, 2009

This Proxy Statement and our Annual Report for the year ended July 31, 2009 are available and can be accessed directly at the following Internet address: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12864

2009 ANNUAL MEETING OF STOCKHOLDERS
OF
PROGINET CORPORATION
__________________________

PROXY STATEMENT
__________________________

The Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Proginet Corporation (the “Board” or “Board of Directors”), a Delaware corporation (the “Company”), of proxies from the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, November 17, 2009, at 4:30 p.m. local time, at the conference facility of Proginet Corporation, 200 Garden City Plaza, Suite 220, Garden City, New York, 11530, or at any adjournments or postponements thereof (the “Annual Meeting”), pursuant to the enclosed Notice of Annual Meeting.

The approximate date that this Proxy Statement and the enclosed proxy are first being sent to stockholders (the “Stockholders”) of the Company is October 7, 2009.  Stockholders should review the information provided herein in conjunction with the Company’s Annual Report to Stockholders for the year ended July 31, 2009, which accompanies this Proxy Statement.  The Company’s principal executive offices are located at 200 Garden City Plaza, Garden City, New York 11530, and its telephone number is (516) 535-3600.  The Company can also be contacted via the Internet at www.proginet.com.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company’s Board of Directors.

The giving of a proxy does not preclude the right to vote in person should you so desire.  If you are a record holder and attend the Annual Meeting, you may vote your shares in person, even if you previously submitted a proxy card.  If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, (i.e. you hold your shares in “street name”) you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company.  Simply complete and mail the proxy card to ensure that your vote is counted.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials (if you want to instruct your broker to vote), or contact your broker or bank to request a proxy form (if you want to vote your “street name” shares in person at the Annual Meeting).

If you are a record holder, your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to Stephen M. Flynn, the Secretary of the Company, at the address set forth above, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not, in and of itself, revoke your proxy.  If you hold your shares in “street name” you may revoke or change your vote only by submitting new instructions to your broker or nominee, as specified by them.

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the form of proxy and any additional solicitation materials furnished to the Stockholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.  In addition to the solicitation of proxies by mail, proxies may be solicited without extra compensation paid by the Company by directors, officers and employees of the Company by telephone, facsimile or personal interview.

PURPOSES OF THE MEETING

At the Annual Meeting, the Stockholders will consider and vote upon the following matters:

1.
The election of six directors to the Company’s Board of Directors to serve until the Company’s 2010 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; and

2.	Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof and any other matters incident to the conduct of the Annual Meeting.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor of the election of the nominees for director named below.  In the event a Stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on September 28, 2009 as the record date (the “Record Date”) for determining Stockholders entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 16,826,073 shares of Common Stock issued and outstanding.  Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on each matter submitted to Stockholders for approval at the Annual Meeting.  A quorum is established if at least 34% of the outstanding shares of Common Stock, as of the Record Date, are present in person or represented by proxy at the Annual Meeting.  Votes withheld in the election of directors, and abstentions and broker non-votes, if any, on any matter, are included in determining whether a quorum is present.  Votes will be counted and certified by one or more Inspectors of Election.

If you hold your shares in “street name” and do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”), which govern proxy voting by most brokers, on which your broker may vote shares held in “street name” in the absence of your voting instructions.  When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, those non-voted shares will be treated as broker non-votes.  Proposal 1 to be acted upon at the Annual Meeting is considered “discretionary” under NYSE rules.

The directors will be elected by the plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.  Votes withheld in the election of directors and abstentions or broker non-votes, if any, will not be counted towards the election of any person as a director.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of September 28, 2009, with respect to the beneficial ownership of Common Stock by each stockholder known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock (not including management, who are included in the table on the next page).

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of Class
Common	John Mazzone 24 Ferris Drive Clifton, NJ 07013	1,356,765 (a)	8.06%
Common	Chester M. Arnold 40 Fairwinds Drive Osterville, MA 02655	1,215,244 (b)	7.22%
Common	Scot Cohen 20 East 20th Street, Apt. 6W New York, NY 10003	1,617,084 (c)	9.61%

(a)	Based on the information set forth on the Schedule 13G (Amendment No. 6) of Mr. Mazzone that was filed with the Securities and Exchange Commission on January 9, 2009.

(b)
Based on the information set forth on the Schedule 13G/A (Amendment No.1) of Mr. Arnold that was filed with the Securities and Exchange Commission on February 13, 2009 plus 400,000 shares of Common Stock purchased from the Company in a private placement on July 30, 2009.

(c)
Based on the information set forth on the Schedule 13D/A (Amendment No. 4) of the reporting persons that was filed with the Securities and Exchange Commission on February 15, 2007 plus common shares acquired from the Company in a private placement on August 5, 2009.  On the Schedule 13D (Amendment No. 4), the reporting persons are Scot Cohen (“Cohen”), Richard K. Abbe (“Abbe”), Iroquois Capital L.P. (“Iroquois”) and Vertical Ventures, LLC (“Vertical Ventures”) (Cohen, Abbe, Iroquois and Vertical Ventures collectively referred to herein as “Vertical”).  The Schedule 13D (Amendment No. 4) reports that Cohen has total beneficial ownership of 1,455,793 shares of Common Stock, which is comprised of sole voting and dispositive power on 1,082,642 shares of Common Stock and shared voting and dispositive power on an additional 373,151 shares of Common Stock; the 373,151 shares are comprised of 206,483 shares of Common Stock owned by Iroquois (the “Iroquois Shares”) and 166,668 shares of Common Stock owned by Vertical Ventures (the “Vertical Ventures Shares”).  The Schedule 13D/A (Amendment No. 4) also reports that Abbe has total beneficial ownership of 707,210 shares of Common Stock, which is comprised of sole voting and dispositive power on 334,059 shares of Common Stock and shared voting and dispositive power on an additional 373,151 shares of Common Stock or; the 373,151 shares are comprised of the Iroquois Shares and the Vertical Ventures Shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of September 28, 2009, information with respect to the beneficial ownership of the Company’s Common Stock by (i) each director of the Company; (ii) each nominee for director of the Company; (iii) each named executive officer in the Summary Compensation table provided later in this proxy statement; and (iv) all directors and executive officers of the Company as a group.

(1) Title of class	(2) Name of beneficial owner	(3)Amount and nature of beneficial ownership (a)(b)	(4)Percent of Class
Common	George T. Hawes	1,849,513 (c)	10.89%
Common	Dr. E. Kelly Hyslop	594,494	3.48%
Common	Amit K. Basak	118,116.70%
Common	Stephen Kezirian	118,666.70%
Common	Allen Wolpert	896,161	5.29%
Common	Sandison Weil	220,000	1.29%
Common	Stephen M. Flynn	280,646	1.65%
Common	Thomas C. Bauer	748,465	4.39%
Common	All the Officers and Directors as a Group (11 persons)	5,611,652	29.96%

(a)
A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days after September 28, 2009 upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage of ownership is determined by assuming all options, warrants or convertible securities that are held by such person (but not held by any other person) and which are exercisable or convertible within 60 days after September 28, 2009 have been exercised or converted.  The percentage of ownership of all officers and directors as a group assumes a base of 18,730,247 consisting of 16,826,073 shares of common stock outstanding as of September 28, 2009 and options to purchase 1,904,174 shares of common stock calculated as described above.

(b)
The amount of beneficial ownership includes both common stock held and options owned and exercisable with 60 days after September 28, 2009.  The specific number of such exercisable options for each individual is as follows: George T. Hawes - 165,000, Dr. E. Kelly Hyslop - 270,294, Amit K. Basak – 116,666, Stephen Kezirian – 116,666, Allen Wolpert – 116,666, Sandison Weil – 200,000, Stephen M. Flynn – 200,000, Thomas C. Bauer – 215,882, and all officers and directors as a group – 1,904,174.

(c)	Based on the information set forth on the Schedule 13G/A and Form 4 of Mr. Hawes that were filed with the Securities and Exchange Commission on August 4, 2009 and September 22, 2009, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the one-year period ended July 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, other than Stephen Flynn, the Chief Operating Officer, filed a Form 4 on September 24, 2009 for a transaction that occurred on April 6, 2009.

PROPOSAL 1 – ELECTION OF DIRECTORS; NOMINEES

At the Annual Meeting, Stockholders will elect six (6) directors to serve until the Annual Meeting of Stockholders scheduled to be held in the year 2010 and until their respective successors are elected and qualified.  Each of the nominees is currently a member of the Board of Directors.  In case any nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies will have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board of Directors.

Information About Nominees

The following table sets forth certain information with respect to the nominees for directors of Proginet Corporation.

Name	Age	Position
Sandison Weil	48	Director, President and Chief Executive Officer
Amit K. Basak (2)	35	Director
George T. Hawes (1)(2)	62	Director
Dr. E. Kelly Hyslop (3)	Not Available	Director
Stephen Kezirian (1)	35	Director
Allen Wolpert (2)(3)	58	Director

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.
(3) Member of the Nominating Committee of the Board of Directors.

Sandison E. Weil has served on Proginet’s Board of Directors and as the Company's President and Chief Executive Officer since July 2008.  Mr. Weil had previously served as Executive Vice President of Sales and Marketing, having joined the Company in April 2008. Prior to his employment with the Company, Mr. Weil was a partner and senior executive at Accenture, a leading global management consulting and technology firm.  He became a partner at Accenture in 2003 and held a number of senior management roles during his 15 year tenure with that company.  Prior to joining Accenture in 1993, Mr. Weil spent more than a decade working at various enterprise software and hardware companies.

Amit Basak has been a Director of the Company since November 2007.  Mr. Basak co-founded Staley Capital in, and has been a General Partner of such firm since, 2008.  He is a private equity investor with executive management experience in the fields of general management, direct sales and product marketing.  In private equity, Mr. Basak worked at ConnectCapital from 2000 to 2002, an affiliate of Insight Venture Partner focused on U.S.-India cross-border investing.  Before ConnectCapital, he was at J.H. Whitney & Co. from 1997 to1998.  Mr. Basak began his career as an investment banker in the M&A department at Morgan Stanley. His executive management experience includes serving as Interim COO and CFO of Affinity Express, a BPO company specializing in graphics production from November 2007 to March 2008. From 2003 to 2007, he was General Manager of ClickSquared, Inc., a leading provider of outsourced marketing services for the Fortune 500. Prior to this, Mr. Basak was Director of Marketing at market research firm, Compete, Inc. Earlier in his career, Mr. Basak ran product marketing at Yantra Corporation, an enterprise software company in the supply chain planning and execution space. Mr. Basak received an M.B.A. from Harvard Business School and graduated cum laude from Yale University with a B.A. in Ethics, Politics & Economics.

George T. Hawes has been a Director of the Company since August 2004. Mr. Hawes is a private investor. He also sits on the Board of Directors of Midway Gold Corp (2003-present) and Rocky Mountain Resources, Inc. (2006-present). Both companies are headquartered in Vancouver, British Columbia. Early in his career, Mr. Hawes worked for Avon and Hurdman and Cranstoun, a firm of Certified Public Accountants (now part of KPMG). Mr. Hawes holds a B.B.A. in Accountancy from the University of Notre Dame.

Dr. E. Kelly Hyslop is the past Chairman of the Board of the Company (November 2007 to November 2008) and has been a Director of the Company since September 1996.  Dr. Hyslop practiced as a medical doctor from 1969 through 1995 and is now retired from practice. In addition to his role as Chairman of Proginet, Dr. Hyslop is Chairman of the Board of Berkley Resources (publicly-traded on the TSX Venture Exchange) and a member of the Board of Directors of Rocky Mountain Resources (publicly-traded on the TSX Venture Exchange). He has been involved with many emerging public and private growth companies as a strategic and financial advisor.

Steve Kezirian has been a Director of the Company since November 2007.  Mr. Kezirian is currently a management consultant and private equity investor.  Through April 2009, Steve Kezirian served as a Vice President at Sprint Nextel where he managed more than 5,000 individuals in vendor and in-source call center locations around the world.  His group was responsible for all sales activities through the Telesales channel, as well as sales-support operations for orders submitted through both the Telesales and Web channels.  Prior to joining Sprint in August of 2004, Mr. Kezirian held various positions at Morgan Stanley, J.H. Whitney, McKinsey, and Tickets.com.  He holds a bachelors degree in Economics from Harvard University, and a Masters of Business Administration from Harvard Business School.

Allen J. Wolpert has been a Director of the Company since November 2007 and has served as the Chairman of the Board of the Company since November 2008.  He was associated with Accenture (Arthur Andersen/Anderson Consulting) from 1979 to 2002. He became a Partner at the company in 1986, and served in that capacity until 2002, focusing, primarily, on technology systems building and consulting. During his time at Accenture, Mr. Wolpert was instrumental in helping grow the company’s management consulting practice from 5,000 consultants in 1979, to close to 100,000 globally by 2002. Since retiring from Accenture in 2002, Mr. Wolpert has been an investor and advisor to companies in publishing, media, and medical practice Management. He has appeared on CNBC’s Technology Edge, and has been interviewed frequently by leading publications, including CIO Magazine, Insurance & Technology, Future Banker, and The New York Times. He studied Electrical Engineering at the Polytechnic Institute of Brooklyn and received a BA/MPs degree in Health Services from The New School in New York.

Information About Non-Director Executive Officers

The following table sets forth certain information with respect to the non-director executive officers of the Company (as of September 28, 2009):

Name	Age	Position
Thomas C. Bauer	53	Chief Technology Officer
Kevin Bohan	40	Senior Vice President of Global Sales and Marketing
Debra DiMaria	47	Chief Financial Officer
Stephen M. Flynn	49	Chief Operating Officer, Corporate Secretary
John W. Gazzola	55	Senior Vice President of Government Sales

Thomas C. Bauer has served as Chief Technology Officer since February 2003.  He is the chief developer of the Xcom file transfer software, Fusion FMS, SecurPass and CyberFusion Integration Suite software.  From 1985 through 2003, Mr. Bauer served as the Company’s Software Development Manager.  Mr. Bauer graduated magna cum laude from Adelphi University in 1978 with a Bachelors of Business Administration degree.

Kevin Bohan has served as Chief Information Officer of the Company since February 2003. He joined the Company in 1989 as a Network Engineer, and became manager of Customer Support in 1994. He was named Vice President of Sales and Customer Support in 1998 and served as such through September 2001. In September 2001, Mr. Bohan was named Chief Technology Officer and in February 2003 was appointed Chief Information Officer.  Previously, Mr. Bohan served on the Board of Directors of OSINET Corporation, a non-profit standards based software association, and has served as Chairman of the North American Open System Implementers Workshop at the United States National Institute of Standards and Technology. His standards work included work on directory services. Mr. Bohan holds a Bachelor of Arts degree in Accounting from Iona College.  Kevin Bohan is Kevin M. Kelly’s nephew.

Debra DiMaria has served as Chief Financial Officer and Corporate Secretary of the Company since December 2000.  Before coming to Proginet, Ms. DiMaria spent fifteen years with Grant Thornton LLP, an international accounting and consulting firm.  A 1985 graduate of St. John’s University with a degree in Accounting, Ms. DiMaria earned the professional title of CPA in New York State in 1990.  She is a member of the New York State Society of CPAs and the AICPA.

Steve Flynn has served as Chief Operating Officer of the Company since October 2008.  Prior to his employment with the Company, Mr. Flynn served as Managing Director, Global Markets System Integration at BearingPoint, Inc.  From 2003 to 2006, Mr. Flynn was Senior Vice President at GoldenSource Corporation, a global software provider of Enterprise Data Management (EDM) solutions for financial and securities institutions.  He started his career in 1983 with Accenture, a leading global management consulting and technology firm.  He became a partner at Accenture in 1995 and held a number of senior management roles during his 20 year tenure with that company.

John W. Gazzola joined Proginet in October 2003 as Senior Vice President of Sales.  Mr. Gazzola brings 25 years of sales and sales management experience to his role at Proginet.  He started his career at ADP in 1979 spending 14 years in various regional and national sales positions.  While at JBA International from 1993 to 1999, Mr. Gazzola contributed significantly to that company’s growth and market leadership in ERP software solutions for global 2000 companies. From 1999 to 2003, Mr. Gazzola gained additional experience in the B2B sales arena while at Nistevo Corporation.  Just prior to joining Proginet, Mr. Gazzola was employed as the Northeast Regional Sales Manager of Comshare Inc. Mr. Gazzola is responsible for the operations and strategic leadership of the direct and indirect sales teams at Proginet.

Certain Relationships and Related Transactions

On July 30, 2009, various accredited investors ("Investors") purchased, in a private placement, from the Company, an aggregate of 1,673,227 shares of the Company’s Common Stock (“Common Stock”), $0.001 par value per share, at a price of $0.31 per share, for a total of $518,700 in gross cash proceeds.  The Investors are entitled to certain anti-dilution adjustments as set forth in the agreement signed in connection with such purchases.  Among the Investors were, George Hawes, a director and greater than 10% stockholder of the Company, who purchased 500,000 shares of Common Stock for $155,000 in cash, Thomas Bauer, an officer of the Company, who purchased 322,581 shares of Common Stock for $100,000 in cash, Allen Wolpert, a director and greater than 5% stockholder of the Company, who purchased 370,000 shares of Common Stock for $114,700 in cash, and Chester Arnold, a greater than 5% stockholder of the Company, who purchased 400,000 shares of Common Stock for $124,000 in cash.

In addition, on August 5, 2009, Scot Cohen, a greater than 5% stockholder of the Company, purchased 161,291 shares of Common Stock, at a price of $0.31 per share, for $50,000 in cash.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors has an established procedure for requiring the review and approval by a majority of disinterested directors of any transaction with a related person that would require disclosure under Item 404 of Regulation S-K.  Related persons generally would include the Company’s directors and executive officers and their immediate family members and persons sharing their households. It would also include persons controlling more than 5% of the Company’s outstanding Common Stock and their immediate family members.

Director Independence

The Board determined that Amit K. Basak, George T. Hawes, Dr. E. Kelly Hyslop, Stephen Kezirian, and Allen Wolpert are each independent, as defined in Rule 5605(a)(2) of the National Association of Securities Dealers’ Marketplace Rules of the Nasdaq Stock Market (the “NASDAQ Rules”).

Meetings and Committees of the Board of Directors

During the fiscal year ended July 31, 2009, the Board of Directors held eleven (11) meetings.  During this year, no director attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he served on the Board of Directors, and (ii) the total number of meetings of committees of the Board of Directors held during the period he served on such committees.

Proginet expects and encourages all of the Company’s Directors to attend the Annual Meeting of Stockholders.  All of the individuals then serving as Directors of the Company attended its 2008 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee is comprised as of the date of this proxy statement of Mr. Kezirian and Mr. Hawes, each of whom meets the independence requirements for audit committee members under the listing standards of the NASDAQ Rules.  The Board has determined that Mr. Hawes is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee’s function generally is to directly appoint, retain, terminate and determine the compensation of the Company's independent registered public accountants, to oversee all audit and non-audit engagements of the Company's independent registered public accountants, including the fees relating thereto, to oversee the resolution of disagreements, if any, between management and the Company's independent registered public accountants, to review the Company’s financial statements and disclosures, to review the Company’s internal accounting controls, to consider the independence of the Company’s independent registered public accountants and to consider any other matters of concern to the Company’s independent registered public accountants resulting from the audit.  The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee, as amended, which was adopted by the Board of Directors on May 28, 2003.  The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption “Audit Committee Report,” below.  The Audit Committee met four times during fiscal 2009.

Compensation Committee

The Compensation Committee is comprised as of the date of this proxy statement of Mr. Basak, Mr. Hawes and Mr. Wolpert, all of whom meet the independence requirements under the listing standards of the NASDAQ Rules.  The Compensation Committee has authority over the salaries, bonuses and other compensation arrangements of the executive officers of the Company, and it also has the authority to examine, administer and make recommendations to the Board of Directors with respect to benefit plans and arrangements of the Company.  The Compensation Committee has sole authority to retain and terminate its outside counsel, compensation consultants retained to assist the committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve fees payable to such consultants and other retention terms. The specific functions and responsibilities of the Compensation Committee are set forth in the written charter of the Compensation Committee, which was adopted by the Board of Directors on May 28, 2004.  The Compensation Committee reviews and assesses the Charter annually and recommends any changes to the Board for approval. The Compensation Committee met six times during fiscal 2009.

The Compensation Committee makes its determinations by comparing the Company’s performance and an individual’s performance to certain benchmarks, by comparing the compensation levels at the Company to compensation levels at other companies of comparable size in the same or similar industries, and with reference to the overall performance and profitability of the Company.  In addition, our Chief Executive Officer assists the committee from time to time by advising on a variety of compensation matters as it relates to other executive officers. For example, Mr. Weil assists with the determination of eligibility for salary increases and awards of bonuses, and the analysis of achievement of relevant performance metrics. Mr. Weil also assists the committee by identifying employees eligible for equity awards.  Currently, the Company does not employ compensation consultants.

Nominating Committee

The Nominating Committee is comprised as of the date of this proxy statement of Dr. Hyslop and Mr. Wolpert.  The Board has determined that Dr. Hyslop and Mr. Wolpert both meet the independence requirements under the listing standards of the NASDAQ Stock Market. The Nominating Committee did not meet during fiscal 2009 but evaluated and recommended the candidates for nomination for the 2009 Annual Meeting by written consent in September 2009.  The duties and responsibilities of the Nominating Committee are set forth in the written charter of the Nominating Committee, which was adopted by the Board of Directors on May 24, 2004.  Their duties include the following:

1.	Oversee the Board evaluation process including conducting periodic evaluations of the performance of the Board as a whole;
2.	Review the composition and size of the Board and determine the criteria for Board memberships;
3.	Evaluate the performance of Board members eligible for re-election and recommend the director nominees for election to the Board by the stockholders at the Annual Meeting of Stockholders;
4.
Identify, consider and recommend candidates to fill new positions or vacancies on the Board, and review any candidates recommended by stockholders in accordance with the bylaws; in performing these duties, the committee shall have the authority to retain and terminate any search firm to be used to identify Board candidates and shall have authority to approve the search firm’s fees and other retention terms;

5.	Evaluate director compensation, consulting with outside consultants, as appropriate, and make recommendations to the Board regarding director compensation;
6.	Make recommendations for continuing education of Board members.

Director Candidates

The process followed by the Nominating Committee to identify and evaluate director candidates may include using an executive search firm, requests to Board members and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates, and interviewing selected candidates by Committee members.

In deciding whether to include a candidate in the Board’s slate of recommended director nominees, the Nominating Committee will apply criteria set forth in the Nominating Committee Charter. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, independence and the ability to act in the interests of all stockholders.  The Committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for any prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating Committee for consideration as director candidates by submitting their names to the Nominating Committee, c/o Corporate Secretary, Proginet Corporation, 200 Garden City Plaza, Garden City, NY 11530, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Common Stock for at least a year as of the date such recommendation is made. Upon receipt of appropriate biographical and background material, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.  The deadlines for submitting director candidates are the same as described below under “Information Concerning Stockholder Proposals.”

Copies of Committee Charters

For a copy of Proginet’s Compensation Committee Charter, Nominating Committee Charter and Audit Committee Charter, stockholders may visit our corporate website at www.proginet.com or write to: Secretary of the Company, Proginet Corporation, 200 Garden City Plaza, Garden City, NY 11530.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.  Absent unusual circumstances, the Chairman of the Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that are important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, matters as to which the Company tends to receive repetitive or duplicative communications or matters as to which the Company would handle in the ordinary course of business.

Stockholders who wish to send communications on any topic to the Board should address such communications in care of the Company’s Corporate Secretary, Proginet Corporation, 200 Garden City Plaza, Garden City, NY 11530.

Audit Committee Report

Management has the primary responsibility for the Company’s financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company’s accounting, auditing and financial reporting practices and the Company’s independent registered public accountants have the responsibility for the audit of the Company’s annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon.  In assisting the Board in fulfilling its oversight responsibility with respect to the Company’s year ended July 31, 2009, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2009 with management and BDO Seidman, LLP (“BDO”), the Company’s independent registered public accountants;

•	Discussed with BDO the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received the written disclosures and the letter from BDO required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.  The Audit Committee also discussed BDO’s independence with BDO and considered whether the provision of non-audit services rendered by BDO ensured that all reviews were compatible with maintaining the accountants’ independence under Securities and Exchange Commission rules governing the independence of a company’s outside audit firm.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended July 31, 2009 be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

Respectfully,

George T. Hawes, Audit Committee Chairman
Stephen Kezirian

EXECUTIVE COMPENSATION

The following table sets forth all compensation for the fiscal years ended July 31, 2009 and 2008, awarded to, earned by, or paid to our Chief Executive Officer and the two most highly compensated executive officers who received in excess of $100,000 for services rendered during the fiscal year ended July 31, 2009, in all capacities to the Company (the “named executive officers”).  The columns for “Stock Awards”, “Non-Equity Incentive Plan Compensation ($)” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)” have been omitted because there is no such compensation to be reported.

Summary Compensation Table

$(US)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	All Other Compensation ($)	Total ($)
Sandison Weil Chief Executive Officer and President (1)	2009 2008	300,000 84,280	- 16,590	42,667 -	83,126 -	(3a) 1,682 -	427,475 100,870
Stephen M. Flynn Chief Operating Officer (2)	2009	181,424	-	55,000 -	25,375	(3b) 3,600	265,399
Thomas C. Bauer Chief Technical Officer	2009 2008	167,700 167,483	- -	- -	9,650 8,125	(3c) 4,193 (3c) 5,025	181,543 180,633

(1)
On April 4, 2008, the Company appointed Sandison Weil as Executive Vice President Sales and Marketing, effective as of April 7, 2008.  On July 22, 2008, the Company appointed Mr. Weil as the Company’s President and Chief Executive Officer, effective July 31, 2008, to succeed Kevin Kelly.

(2)	Mr. Flynn became Chief Operating Officer on October 27, 2008.
(3)	Amounts in this column include the following:
(a) Health savings plan matching contribution of $1,682
(b) Retirement savings plan (section 401(k) plan) matching contributions of $625 and healthsavings plan matching contribution of $2,975.
(c) Retirement savings plan (section 401(k) plan) matching contributions

Narrative Disclosure to Summary Compensation Table

Each of the named executive officers’ yearly salary compensation is reviewed annually and adjustments, if any, are approved by the Compensation Committee.  Bonus compensation for Thomas Bauer was based on meeting quarterly revenue targets and defined management business objectives established annually by the Compensation Committee.  Bonus compensation for Sandison Weil and Stephen Flynn is pursuant to their employment offer letters more fully described below under "Employment Agreements; Potential Payments Upon Termination or Change-in-Control".

Employment Agreements; Potential Payments
Upon Termination or Change-in-Control

On April 4, 2008, the Company appointed Sandison Weil as Executive Vice President Sales and Marketing, effective as of April 7, 2008.The terms of Mr. Weil’s at-will employment are set forth in an employment offer letter from the Company to Mr. Weil signed on April 4, 2008 (the "Offer Letter").  The following is a summary of Mr. Weil's compensation, as provided in the Offer Letter.

·	Initial base salary of $300,000 per year.

·	Monthly bonus of $5,000 through July 31, 2008.

·
Beginning on August 1, 2008, eligibility for a quarterly performance bonus with an annual target amount of $100,000, based 80% on achievement of revenue plan targets and 20% on achievement of specific objectives.  On September 22, 2008, the Board modified the allocation of target requirements, while maintaining the annual target amount of $100,000, so that eligibility for such bonus will be based 50% on achievement of revenue plan targets and 50% on achievement of specific objectives. For fiscal year 2009, Mr. Weil earned $83,126 related to this performance bonus.

·
Effective August 1, 2008, a recoverable draw of $5,000 per month as an advance to be offset against bonuses earned, which draw was terminated as of August 1, 2009, as described below, in connection with a base salary increase.

·	An initial stock option grant to purchase 500,000 shares, at the closing price on the OTC BB on April 8, 2008, vesting in accordance with the following vesting schedules:

Schedule A:

Vesting Date	Number of Options
Date of Initial Grant	100,000
One Yr from Date of Initial Grant	100,000
Two Yrs From Date of Initial Grant	100,000
Total Stock Options	300,000

Schedule B:

Vesting Date	Number of Options
7/31/2009, if performance criteria have been met	50,000
7/31/2010, if performance criteria have been met	50,000
7/31/2011, if performance criteria have been met	50,000
7/31/2012, if performance criteria have been met	50,000
Total Stock Options	200,000

The 7/31/2009 performance criteria were not met and, accordingly, the relevant options to purchase 50,000 shares did not vest.

·
On October 31, 2008, an additional grant of stock options to purchase 100,000 shares of Proginet Corporation common stock at a grant price based on the closing price on the OTC BB as of October 31, 2008.  Such options will vest two years from the grant date based upon meeting performance criteria established by the Board of Directors for an aggregate two year program.

·	Eligibility to participate in the Company's comprehensive benefit program in accordance with the Company's policies.

Additionally, Mr. Weil’s Offer Letter contains provisions confirming Mr. Weil's obligation to sign a separate agreement to maintain confidentiality of the Company's information and not to compete with the Company for a period of one year following the termination of his employment.  The Offer Letter also addresses the procedure and severance benefits for various termination scenarios, as follows:

In the event of a Change of Ownership Control (as defined in the Offer Letter), all options previously granted will vest immediately.

In the event that the Company terminates Mr. Weil’s employment for any reason other than Cause (as defined in the Offer Letter), or as a result of Mr. Weil’s death or Disability (as defined in the Offer Letter), or Mr. Weil terminates his employment following a Constructive Termination (as defined in the Offer Letter), then subject to Mr. Weil’s delivery of a signed release of claims in a form reasonably satisfactory to the Company,  he will be entitled to: (i) continuation for a period of six months of base salary, paid in accordance with the Company’s payroll practices, (ii) continuation for a period of three months of the vesting of his then outstanding stock options, and (iii) continuation of his then existing and subscribed to benefits for six months.  In the event that the Company terminates Mr. Weil’s employment for Cause, he will not be entitled to any such payments, salary, bonus, or benefits.  As described below, certain modifications to Mr. Weil’s severance compensation in the event of certain terminations following a Change of Ownership Control were made on July 29, 2009.

On July 22, 2008, the Company’s Board of Directors appointed Mr. Weil as the Company’s President and Chief Executive Officer, effective July 31, 2008, to succeed Mr. Kelly.  Mr. Weil will report to the Board of Directors.  In addition, Mr. Weil was appointed to the Board of Directors to fill the vacancy created by Mr. Kelly’s resignation, effective July 31, 2008.  The terms of Mr. Weil’s employment agreement, did not change except with respect to Mr. Weil’s position with the Company, his reporting structure and, as described above, the allocation of his performance bonus which is currently based 50% on achievement of revenue plan targets and 50% on achievement of specific objectives.

Effective July 29, 2009, the Company agreed to certain modifications to the compensation of its Chief Executive Officer, Sandison E. Weil.  These modifications were (i) an increase in Mr. Weil's base salary of $60,000 (to $360,000), in lieu of a draw against certain performance-based compensation; (ii) an extension to 12 months, from 6 months, of continuation payments of base salary and benefits following the termination date in the event of a termination by the Company without “cause” or a termination by Mr. Weil in connection with a “constructive termination” at any time following a Change of Ownership Control; and (iii) a grant of an additional stock option to purchase 100,000 shares, with an exercise price of $.49 per share, vesting fully in the event that certain fiscal 2010 annual revenue targets are achieved and the Company is profitable in such year, or upon a Change of Ownership Control that occurs during fiscal year 2010, assuming that Mr. Weil is employed throughout fiscal year 2010 (for the revenue and profitability target trigger), or at the Change of Ownership Control event (for the Change of Ownership Control trigger).  The additional stock option is exercisable for a ten year term from the date of grant, but will not vest or be exercisable unless one of the two vesting conditions are met.

On October 27, 2008, Stephen Flynn became Chief Operating Officer of the Company.  The terms of Mr. Flynn’s at-will employment are set forth in an offer letter from the Company to Mr. Flynn signed October 7, 2008 (the "SF Offer Letter").  From October 7, 2008 until he became a full-time employee of the Company on October 27, 2008, Mr. Flynn served as a consultant to the Company.  The following is a summary of Mr. Flynn’s compensation, as provided in the SF Offer Letter.

•	Salary and Bonus
•	Initial base salary of $250,000 per year.
•
Eligibility for a quarterly performance bonus with an annual target amount of $150,000, based 50% on achievement of revenue plan targets and 50% on achievement of specific objectives, of which $75,000 is guaranteed in Mr. Flynn’s first year of employment.  For fiscal year 2009, Mr. Flynn earned $25,375 related to this performance bonus.

•	Stock Options
•
As part of Mr. Flynn’s compensation package, Mr. Flynn was granted fully vested stock options to purchase 100,000 shares of the Company's common stock with a strike price of $.45, which grant became effective upon stockholder approval of certain amendments to the Company’s 2000 Stock Option Plan in November 2008.

•
Pursuant to the terms of the SF Offer Letter, on April 6, 2009, Mr. Flynn was also granted fully vested stock options to purchase 100,000 shares of the Company’s common stock with a strike price of $.49.

•
Additionally, Mr. Flynn was granted stock options to purchase up to 300,000 shares of the Company’s common stock with a strike price of $.45.  Such options vest based upon achievement of the following performance criteria

Proginet Corporation Fiscal Year	Options	Vesting Date, if performance criteria has been met
Fiscal Year 2009	up to	50%, 7/31/2009
	100,000	50%, 7/31/2010
Fiscal Year 2010	up to	50%, 7/31/2010
	100,000	50%, 7/31/2011
Fiscal Year 2011	up to	50%, 7/31/2011
	100,000	50%, 7/31/2012

The fiscal year 2009 performance criteria were not met and, accordingly, the relevant options to purchase up to 100,000 shares did not and will not vest.

•	Benefits Package

o	Eligibility to participate in the Company's comprehensive benefit program in accordance with the Company's policies.

Additionally, the SF Offer Letter contains provisions confirming Mr. Flynn's obligation to sign a separate agreement to maintain confidentiality of the Company's information and not to compete with the Company for a period of one year following the termination of his employment.  The SF Offer Letter also addresses the procedure and severance benefits for various termination scenarios, including the immediate vesting of all outstanding unvested options upon a Change of Ownership Control (as defined in the SF Offer Letter).

On September 22, 2008, the Board of Directors approved a compensatory arrangement, effective August 1, 2008 with the Company’s Chief Technology Officer, Mr. Thomas C. Bauer.  The arrangement provides that should the Company meet defined quarterly revenue targets, Mr. Bauer is eligible for a bonus of up to $4,375 per quarter.  The agreement also provides that should Mr. Bauer meet defined management business objectives, Mr. Bauer is eligible for a bonus of up to $17,500 on a fiscal annual basis. On September 23, 2009, the Board of Directors reaffirmed the above compensatory arrangement with Mr. Bauer for fiscal year 2010, effective August 1, 2009.

In addition, the Company has entered into a Management Continuity Agreement with Mr. Bauer, dated May 28, 2003.  Under this agreement, if a change of control in the Company occurs and Mr. Bauer is terminated without Cause (as defined in the agreement), or resigns for Good Reason (as defined in the agreement), Mr. Bauer is entitled to:

•
A lump sum payment equal to the present value of the aggregate of his base compensation (equal to the highest rate of base compensation in effect during the three-year period immediately preceding the termination) for a six month period following the termination and the aggregate amount of annual bonuses (equal to the highest aggregate amount of such bonuses that the executive received in any one of the three years preceding the termination) that the executive would have received for the six month period  following the termination.

•	Continuation at the Company’s expense of all benefits to which the executive was entitled prior to termination for a period of six months.

This management continuity agreement may be terminated by either party upon thirty days prior written notice.

The following table provides information concerning outstanding equity awards for each named executive officer in the Summary Compensation Table as of July 31, 2009.  The columns for “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)”, “Number of Shares or Units of Stock That Have Not Vested (#)”, “Market Value of Shares or Units of Stock That Have Not Vested ($)”, “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested Stock Awards ($)”,  have been omitted as there are no such awards to be reported.

Outstanding Equity Awards at Fiscal Year-End – July 31, 2009

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($U.S)	Option Expiration Date

Sandison Weil	200,000	250,000 (a)	$0.90	4/8/2018
	-	100,000(b)	$0.30	10/31/2018
	-	100,000(c)	$0.49	7/29/2019

Stephen M. Flynn	100,000	-	$0.45	10/7/2018
	-	200,000 (d)	$0.45	10/7/2018
	100,000	-	$0.49	4/6/2019

Thomas C. Bauer	15,000	-	$0.62	11/16/2009
	105,882	-	$0.85	6/22/2010
	20,000	-	$1.50	2/22/2015
	75,000	-	$0.75	11/22/2015

(a)	Such options vest according to the following schedule:

Vesting Date	Number of Options
4/7/2010	100,000
7/31/2010, if performance criteria have been met	50,000
7/31/2011, if performance criteria have been met	50,000
7/31/2012, if performance criteria have been met	50,000
Total Stock Options	250,000

(b)	Such options vest two years from the grant date (10/31/2008) based upon meeting performance criteria established by the Board of Directors for an aggregate two year program.

(c)	Such options will vest if (i) Proginet achieves certain fiscal 2010 annual revenue targets and is profitable in fiscal 2010 or (ii) in the event of change of control during fiscal year 2010.

(d)	Such options vest according to the following schedule:

Proginet Corporation Fiscal Year	Options	Vesting Date, if performance criteria has been met
Fiscal Year 2010	up to 100,000	50%, 7/31/2010
50%, 7/31/2011
Fiscal Year 2011	up to 100,000	50%, 7/31/2011
50%, 7/31/2012

Compensation of Directors

The following table summarizes data concerning the compensation of our non-employee directors for the fiscal year ended July 31, 2009.  The columns for “Stock Awards ($)”, “Non-Equity Incentive Plan Compensation ($)”, “Non-Qualified Deferred Compensation Earnings ($)” and “All Other Compensation” have been omitted as there are no such awards to be reported.

Director Compensation

Name	Fees Earned or Paid in Cash $ (1)(2)	Option Awards $(1)	Total $
Allen Wolpert	6,250	24,194	30,444
Amit Basak	25,000	20,069	45,069
George T. Hawes	-	11,750	11,750
Dr. E. Kelly Hyslop	-	11,750	11,750
Stephen Kezirian	25,000	20,069	45,069

(1)
For fiscal 2009, each non-employee director was granted, at an exercise price representing the fair market value on the date of grant, (i) options to purchase 25,000 shares of common stock and (ii) at the director’s option, $25,000 payable in cash or options to purchase 25,000 shares of common stock at an exercise price representing the fair market value on the date of grant. Messrs. Wolpert and Hawes and Dr. E. Kelly Hyslop elected to receive options to purchase 25,000 shares of common stock, which options vested quarterly in equal installments through August 21, 2009. Messrs. Basak and Kezirian elected to receive $25,000 payable quarterly through August 21, 2009, of which $18,750 was paid in fiscal 2009 and $6,250 was paid in fiscal 2010.    Additionally, upon appointment to the Board of Directors on November 30, 2007, Messrs. Wolpert, Basak and Kezirian received options to purchase 100,000 shares of common stock which vest according to the following schedule:

Vesting Date	Number of Options
November 30, 2007	33,333
November 30, 2008	33,333
November 30, 2009	33,334
Total Stock Options	100,000

(2)
Directors who were members of the Strategic Advisory Committee, which was established (and was disbanded in November 2008) to assist and provide advice to the Board of Directors and the Company’s management regarding the monitoring and implementation of the Company’s corporate strategic plan, as well as general strategic planning, received additional annual compensation of $25,000 for these services, of which $18,750 was paid in fiscal 2008 and $6,250 was paid in fiscal 2009.  The Strategic Advisory Committee was formerly composed of Amit K. Basak, Stephen Kezirian and Allen Wolpert.

Director Compensation Fiscal Year 2010

For the 2010 board of director service year beginning immediately following the 2009 Annual Meeting through the 2010 Annual Meeting, each non-employee director will be granted, at an exercise price representing the fair market value on the date of grant, (i) options to purchase 25,000 shares of common stock and (ii) at the director’s option, $25,000 payable in cash or options to purchase 25,000 shares of common stock at an exercise price representing the fair market value on the date of grant.

Vote Required

The directors will be elected by the plurality of the votes cast for the nominees for director by the shares of Common Stock present in person or represented by proxy at the Annual Meeting.  Votes withheld in the election of directors and abstentions or broker non-votes, if any, will not be counted towards the election of any person as a director.

United States based brokers who hold shares of common stock as nominees generally have discretionary authority to vote such shares on this proposal if they have not received voting instructions from the beneficial owner by the tenth day before the Annual Meeting, provided that this proxy statement has been transmitted to the beneficial holder at least 15 days prior to the Annual Meeting.  In the event that any of the nominees should become unavailable before the Annual Meeting, it is intended that shares represented by the enclosed proxy will be voted for such substitute nominee as may be nominated by the current Board of Directors.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

BDO Seidman, LLP, served as the independent registered public accountants of the Company for the fiscal year ending July 31, 2009, and has served as such with respect to all fiscal years since fiscal year 2003. A representative of BDO is expected to be present at the Annual Meeting to respond to questions from Stockholders and to make a statement if such representative desires to do so.

As of the date of this Proxy Statement, the terms of BDO’s potential engagement for the fiscal year ended July 31, 2010 are under discussion. Because neither BDO nor any other independent registered public accountant has been formally selected for the current fiscal year, the Company has not included a proposal for ratification of the selection of its independent registered public accountants.  Ratification of the selection is not required by law.

Independent Accountant Fees

The following table summarizes the fees of BDO Seidman, LLP, billed to us for each of the last two fiscal years for audit services and for other services:

Fee Category	2009	2008
Audit fees (1)	$159,985	$108,750
Audit-related fees	0	0
Tax fees (2)	28,500	13,947
All other fees	0	0
Total fees	$188,495	$122,697

(1) Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-QSB, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2) Tax fees consist of fees for tax compliance and consulting relating to the Company’s business agreements entered into with an international partner.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit services and all non-audit services that are to be performed by the Company’s independent registered public accountant. This policy generally provides that the Company will not engage its independent registered public accountant to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accountant during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to its Chairman the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. Any approval of services by the Chairman pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

All audit and non-audit services listed above were approved by the Audit Committee in accordance with the Company’s pre-approval policies and procedures.

MISCELLANEOUS
Other Matters

The Board of Directors does not intend to bring before the Annual Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Annual Meeting.  If, however, any other matters should properly come before the Annual Meeting, or any adjournment or postponement thereof, including adjournment of the Annual Meeting for any reason and any other matters incident to the conduct of the meeting Annual Meeting, the persons named in the accompanying proxy card as Proxies are authorized to vote the shares subject to such proxy cards upon such matters in their discretion as they may deem appropriate.

Information Concerning Stockholder Proposals

Under Rule 14a-8 of the federal proxy rules (relating to proposals to be included in the proxy statement and form of proxy), any stockholder proposal intended to be presented at the 2010 Annual Meeting of Stockholders must be received by the Company not later than June 11, 2010 for inclusion in the Company’s proxy statement and form of proxy card for that meeting.  Notices of stockholder proposals relating to proposals to be presented at the meeting but not included in the Company’s proxy statement and form of proxy (i.e. outside of the parameters of Rule 14a-8), will be considered untimely, and thus the Company’s proxy may confer discretionary authority on the persons named in the proxy with regard to such proposals, if received after August 23, 2010.

Form 10-K

Included with this Proxy Statement is the Company’s 2009 Annual Report which contains the Company’s Form 10-K for the fiscal year ended July 31, 2009.  The exhibits to the Annual Report on Form 10-K for the fiscal year ended July 31, 2009, as well as additional copies of the Form 10-K, may be obtained by any stockholder without charge upon written request to the Corporate Secretary, at the Company’s principal offices, 200 Garden City Plaza, Garden City, NY 11530.  The Company’s filings can also be found at http://www.sec.gov.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statement, notice of internet availability, and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of such item addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials.  A single proxy statement, notice of internet availability, and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, notice of internet availability, and annual report, please notify your broker, direct your written request to the Corporate Secretary, at the Company’s principal offices, 200 Garden City Plaza, Garden City, NY 11530.  Stockholders who currently receive multiple copies of these materials at their address and would like to request “householding” of their communications should contact their broker.

By Order of the Board of Directors

Allen Wolpert, Chairman

Garden City, New York
October 7, 2009